EXHIBIT 23.1


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



October 12, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   PlanetLink Communications, Inc. - Form S-8


Gentlemen:

         I have acted as counsel to PlanetLink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 5,691,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                       Very truly yours,

                                                       /s/  Norman T. Reynolds

                                                       Norman T. Reynolds


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